77C      Matters submitted to a vote of security holders

Liberty Growth Investor Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Growth Investor Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 32,630,570.75 outstanding shares or net asset value (NAV) of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c) To approve a new Portfolio Management Agreement on behalf of SR&F Growth Investor Portfolio

      For:          18,727,608.15           NAV being a majority of the NAV
                                            represented at the Meeting
      Against:        738,123.74            NAV
      Abstain:        563,190.67            NAV

(d) Not applicable

77C cont'd        Matters submitted to a vote of security holders

Stein Roe Balanced Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Stein Roe Balanced Fund (Fund) was held to approve the following items, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 186,826,148.69 outstanding shares or NAV of beneficial interest. The votes cast at the Meeting were as follows:

(b)        Not applicable

(c)(1) To approve a new Portfolio Management Agreement on behalf of SR&F Balanced Portfolio.

         For:          90,233,103.32         NAV being a majority of the NAV
                                             represented at the Meeting
         Against:       2,180,411.72         NAV
         Abstain:       4,245,666.40         NAV

(c)(2) To approve a new Sub-Advisory Agreement on behalf of SR&F Balanced Portfolio.

         For:        89,587,777.28         NAV being a majority of the NAV
                                           represented at the Meeting
         Against:     2,315,941.83         NAV
         Abstain:     4,755,462.33         NAV

(d)      Not applicable

77C cont'd        Matters submitted to a vote of security holders

Stein Roe Growth Stock Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Stein Roe Growth Stock Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 670,655.141.89 outstanding shares or NAV of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c) To approve a new Portfolio Management Agreement on behalf of SR&F Growth Stock Portfolio.

         For:          348,534,656.83      NAV being a majority of the NAV
                                           represented at the Meeting
         Against:       12,525,990.99      NAV
         Abstain:       18,697,720.37      NAV

(d)   Not applicable

Liberty Growth Stock Fund

77C      Matters submitted to a vote of security holders

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Growth Stock Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 876,016,713.29 outstanding shares or NAV of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c)   To approve a new Portfolio Management Agreement

         For:              610,526,724.68   NAV being a majority of the NAV
                                            represented at the Meeting
         Against:      8,139,171.89         NAV
         Abstain:    11,689,632.71          NAV

(d) Not applicable

77C cont'd        Matters submitted to a vote of security holders

Stein Roe International Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Stein Roe International Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 46,734.977.13 outstanding shares or NAV of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c) To approve a new Portfolio Management Agreement on behalf of SR&F International Portfolio.

         For:         24,289,192.94         NAV being a majority of the NAV
                                            represented at the Meeting
         Against:        221,015.71         NAV
         Abstain:       292,462,.72         NAV

(d)   Not applicable

77C cont'd        Matters submitted to a vote of security holders

Stein Roe Young Investor Fund

(a) On September 26, 2001, a Special Meeting of Shareholders of Stein Roe Young Investor Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 941,914.940.91 outstanding shares or NAV of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c) To approve a new Portfolio Management Agreement on behalf of SR&F Growth Investor Portfolio.

         For:            349,524,940.59         NAV being a majority of the NAV
                                                represented at the Meeting
         Against:         13,494,647.39         NAV
         Abstain:         14,527,164.93         NAV

(d)   Not applicable

Liberty Young Investor Fund
77C      Matters submitted to a vote of security holders

(a) On September 26, 2001, a Special Meeting of Shareholders of Liberty Young Investor Fund (Fund) was held to approve the following item, as described in the Proxy Statement for the Meeting. On July 16, 2001, the record date for the Meeting, the Fund had 137,321,892.34 outstanding shares or NAV of beneficial interest. The vote cast at the Meeting was as follows:

(b)   Not applicable

(c)   To approve a new Portfolio Management Agreement

         For:          73,515,897.27      NAV being a majority of the NAV
                                          represented at the Meeting
         Against:         803,377.92      NAV
         Abstain:       1,474,620.23      NAV

(d)   Not applicable

(proxy statement incorporated herein by reference to Accession number 0000950135-01-502251)

77Q1(A) Exhibits - Accountants Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
To the Trustees of SR&F Base Trust

In planning and performing our audits of the financial statements of SR&F International Portfolio and SR&F Balanced Portfolio (the "Portfolios") for the year ended September 30, 2001, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Portfolios is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2001.

This report is intended solely for the information and use of management and the Trustees of SR&F Base Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Boston, MA
November 12, 2001

77Q1(B) Exhibits - Accountants Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
To the Trustees of SR&F Base Trust

In planning and performing our audit of the financial statements of SR&F Growth Investor Portfolio (the "Portfolio") for the year ended September 30, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Portfolio is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2001.

This report is intended solely for the information and use of management and the Trustees of SR&F Base Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Boston, MA
November 7, 2001

77Q1(C) Exhibits

Accountants Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862
To the Trustees of SR&F Base Trust

In planning and performing our audit of the financial statements of SR&F Growth Stock Portfolio (the "Portfolio") for the year ended September 30, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, and not to provide assurance on internal control.

The management of the Portfolio is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of September 30, 2001.

This report is intended solely for the information and use of management and the Trustees of SR&F Base Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.



PricewaterhouseCoopers LLP
Boston, MA
November 8, 2001



(Management Agreement incorporated herein by reference to Accession number 0000911639-95-000007)

(Amended By-Laws, dated 6/20/01, and Amended Management Agreement, dated 7/01/01, incorporated herein by reference to Accession number
0000021847-01-500137)